Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS THIRD QUARTER 2010 DILUTED EPS OF

$0.68, DOMESTIC REVPAR GROWTH OF 7.4%

SILVER SPRING, MD. (October 27, 2010) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for third quarter 2010:

•

Adjusted diluted earnings per share (“EPS”) for third quarter 2010 were $0.68 compared to $0.56 for the same period of the prior year. Diluted EPS were $0.68 for third quarter 2010 compared to $0.55 for third quarter 2009. Adjusted diluted EPS for third quarter 2009 exclude certain special items, as described below, totaling $0.01.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $57.3 million for the three months ended September 30, 2010, compared to $51.7 million for the same period of 2009. Operating income for the three months ended September 30, 2010 and 2009 was $54.9 million and $48.1 million, respectively.

•

Franchising revenues increased 7% from $74.6 million for the three months ended September 30, 2009 to $79.9 million for the same period of 2010. Total revenues for the three months ended September 30, 2010 increased 11% compared to the same period of 2009.

•	Domestic unit and room growth increased 1.2% and 0.7%, respectively, from September 30, 2009.

•

Domestic system-wide revenue per available room (“RevPAR”) increased 7.4% for the third quarter of 2010 compared to the same period of 2009 primarily as a result of occupancy rates increasing 420 basis points.

•	The effective royalty rate increased 7 basis points to 4.30% for the three months ended September 30, 2010 compared to 4.23% for the same period of the prior year.

•	The company executed 79 new domestic hotel franchise contracts for both the three months ended September 30, 2010 and 2009.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 27% from September 30, 2009 to 545 hotels representing 44,627 rooms; the worldwide pipeline declined 26% from September 30, 2009 to 638 hotels representing 52,723 rooms.

•

On August 25, 2010, the company completed and issued unsecured senior notes in an aggregate principal amount of $250 million, in an underwritten, registered public offering. The notes will mature in August 2020 and bear a coupon rate of interest of 5.7%. Considering bond issuance and related interest rate hedging costs, the company’s effective interest cost is approximately 6.2%. The proceeds from these senior notes were utilized to repay other outstanding indebtedness under the company’s unsecured revolving credit facility.

•

The effective income tax rate for the three months ended September 30, 2010 was 26.4% compared to 35.0% for the same period of the prior year. Excluding discrete items, totaling $3.8 million (approximately $0.06 diluted earnings per share), recorded during the three months ended September 30, 2010, the company’s effective income tax rate was approximately 34.7%.

“During the third quarter, we were pleased to see strong gains in RevPAR domestically across every brand in the Choice family, enabling us to post positive year-to-date domestic RevPAR performance,” said Stephen P. Joyce, president and chief executive officer. “While the hotel transaction environment and lack of access to financing continues to impact our franchise sales results, our recently launched incentive program for the Quality, Clarion, and Econo Lodge brands has been well-received by developers. With our roster of strong, well-known brands and proven ability to deliver reservations to our franchisees’ hotels, we are well-positioned for growth as the hotel development environment improves.”

Special Items

During the three and nine months ended September 30, 2010, the company recorded employee termination benefits charges of approximately $0.3 million and $0.5 million, respectively. These special items did not have an impact on diluted EPS for the three and nine months ended September 30, 2010.

During the three and nine months ended September 30, 2009, the company recorded employee termination benefits of approximately $1.5 million and $2.3 million, respectively. During the nine months ended September 30, 2009, the company also recorded a $1.5 million charge related to the sublease of a portion of its office space. These special items represent diluted EPS of $0.01 and $0.03 for the three and nine months ended September 30, 2009.

Outlook for 2010

The company’s fourth quarter 2010 adjusted diluted EPS is expected to be $0.38. The company expects full-year 2010 adjusted diluted EPS to be between $1.77 and $1.79. Adjusted EBITDA for full-year 2010 are expected to be between $168.5 million and $170.5 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 1% in 2010;

•	RevPAR is expected to increase approximately 7% to 8% for fourth quarter of 2010 and increase approximately 2% for full-year 2010;

•	The effective royalty rate is expected to increase 6 basis points for full-year 2010;

•	All figures assume the existing share count and an effective tax rate of 34.7% for the fourth quarter and 32.3% for full-year 2010.

•

Adjusted EBITDA and adjusted diluted EPS for the fourth quarter and full year 2010 exclude $1.0 million and $1.5 million, respectively of operating expenses related to employee termination benefits which represent approximately $0.01 diluted EPS for both periods.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the nine months ended September 30, 2010 the company paid $32.9 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the nine months ended September 30, 2010, the company purchased approximately 0.3 million shares of its common stock at an average price of $32.36 for a total cost of $8.7 million under the share repurchase program and has authorization to purchase up to an additional 3.6 million shares under this program. During the three months ended September 30, 2010 the Company purchased approximately 0.1 million shares of its common stock for a total cost of $1.9 million at an average price of $34.85. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 43.2 million shares of its common stock for a total cost of $1 billion through September 30, 2010. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 76.2 million shares through September 30, 2010 under the share repurchase program at an average price of $13.35 per share.

Our Board previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in top markets. Recent market conditions have resulted in an increase in opportunities to incent development under these programs. As a result, during the nine months ended September 30, 2010, the Company has advanced approximately $18.9 million pursuant to these programs (of which $5 million has been repaid to the Company).

Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Our current expectation is that our annual investment in these programs will range between $20 million to $40 million. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Thursday, October 28, 2010 at 10:15 a.m. EDT to discuss the company’s third quarter 2010 results. The dial-in number to listen to the call is 1-866-314-5232, and the access code is 99130444. International callers should dial 1-617-213-8052 and enter the access code 99130444. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:15 p.m. EDT on October 28, 2010 through November 28, 2010 by calling 1-888-286-8010 and entering access code 42827909. The international dial-in number for the replay is 617-801-6888, access code 42827909. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,000 hotels, representing more than 490,000 rooms, in the United States and more than 35 other countries and territories. As of September 30, 2010, more than 540 hotels are under construction, awaiting conversion or approved for development in the United States, representing more than 44,000 rooms, and approximately 90 hotels, representing approximately 8,000 rooms, are under construction, awaiting conversion or approved for development in 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan”,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 1, 2010. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (“GAAP”), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits for the three and nine months September 30, 2010 and 2009 as well as a loss on the sublease of a portion of the Company’s office space during the nine months ended September 30, 2009. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2010 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2010	2009	$	%	2010	2009	$	%
(In thousands, except per share amounts)
REVENUES:
Royalty fees	$72,565	$66,401	$6,164	9%	$171,029	$164,771	$6,258	4%
Initial franchise and relicensing fees	1,970	2,957	(987)	(33%)	6,537	9,599	(3,062)	(32%)
Procurement services	3,756	3,922	(166)	(4%)	13,612	14,084	(472)	(3%)
Marketing and reservation	102,867	90,465	12,402	14%	242,096	227,803	14,293	6%
Hotel operations	1,068	934	134	14%	3,044	3,231	(187)	(6%)
Other	1,575	1,297	278	21%	4,752	3,989	763	19%

Total revenues	183,801	165,976	17,825	11%	441,070	423,477	17,593	4%

OPERATING EXPENSES:
Selling, general and administrative	23,156	24,517	(1,361)	(6%)	67,796	73,054	(5,258)	(7%)
Depreciation and amortization	2,078	2,105	(27)	(1%)	6,470	6,252	218	3%
Marketing and reservation	102,867	90,465	12,402	14%	242,096	227,803	14,293	6%
Hotel operations	823	764	59	8%	2,387	2,378	9	0%

Total operating expenses	128,924	117,851	11,073	9%	318,749	309,487	9,262	3%

Operating income	54,877	48,125	6,752	14%	122,321	113,990	8,331	7%

OTHER INCOME AND EXPENSES:
Interest expense	1,864	926	938	101%	3,160	3,731	(571)	(15%)
Interest and other investment income	(1,671)	(2,961)	1,290	(44%)	(1,645)	(5,302)	3,657	(69%)
Equity in net income of affiliates	(342)	(336)	(6)	2%	(890)	(779)	(111)	14%

Total other income and expenses, net	(149)	(2,371)	2,222	(94%)	625	(2,350)	2,975	(127%)

Income before income taxes	55,026	50,496	4,530	9%	121,696	116,340	5,356	5%
Income taxes	14,532	17,688	(3,156)	(18%)	38,398	41,721	(3,323)	(8%)

Net income	$40,494	$32,808	$7,686	23%	$83,298	$74,619	$8,679	12%

Basic earnings per share	$0.68	$0.55	$0.13	24%	$1.40	$1.24	$0.16	13%

Diluted earnings per share	$0.68	$0.55	$0.13	24%	$1.40	$1.24	$0.16	13%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS

Cash and cash equivalents	$79,548	$67,870
Accounts receivable, net	53,682	41,898
Deferred income taxes	7,980	7,980
Other current assets	23,980	10,114

Total current assets	165,190	127,862

Fixed assets and intangibles, net	140,657	133,999
Receivable — marketing and reservation fees	46,127	33,872
Investments, employee benefit plans, at fair value	22,370	20,931
Other assets	28,963	23,373

Total assets	$403,307	$340,037

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$76,240	$70,933
Deferred revenue	71,296	51,765
Revolving credit facility	6,600	—
Deferred compensation & retirement plan obligations	2,510	2,798
Current portion of long-term debt	294	—
Income taxes payable	19,775	6,310

Total current liabilities	176,715	131,806

Long-term debt	251,613	277,700
Deferred compensation & retirement plan obligations	34,579	34,956
Other liabilities	15,894	9,787

Total liabilities	478,801	454,249

Common stock, $0.01 par value	596	595
Additional paid-in-capital	89,611	90,731
Accumulated other comprehensive income (loss)	(7,545)	333
Treasury stock, at cost	(872,999)	(870,302)
Retained earnings	714,843	664,431

Total shareholders’ deficit	(75,494)	(114,212)

Total liabilities and shareholders’ deficit	$403,307	$340,037

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$83,298	$74,619

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,470	6,252
Provision for bad debts	2,421	1,643
Non-cash stock compensation and other charges	6,969	8,796
Non-cash interest and other income	(987)	(4,953)
Dividends received from equity method investments	618	819
Equity in net income of affiliates	(890)	(779)

Changes in assets and liabilities, net of acquisitions:
Receivables	(14,511)	(9,409)
Receivable - marketing and reservation fees, net	(2,594)	(13,742)
Accounts payable	6,274	(2,061)
Accrued expenses	(1,210)	(5,754)
Income taxes payable/receivable	11,940	22,314
Deferred income taxes	(2,704)	—
Deferred revenue	19,443	5,349
Other assets	(11,755)	2,087
Other liabilities	5,457	(5,215)

NET CASH PROVIDED BY OPERATING ACTIVITIES	108,239	79,966

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(17,673)	(7,539)
Acquisitions, net of cash acquired	(466)	—
Issuance of notes receivable	(8,901)	(1,731)
Collections of notes receivable	5,055	190
Purchases of investments, employee benefit plans	(1,396)	(3,239)
Proceeds from sales of investments, employee benefit plans	1,018	13,839
Other items, net	(296)	(447)

NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES	(22,659)	1,073

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	247,733	—
Net borrowings (repayments) pursuant to revolving credit facility	(271,100)	7,900
Principal payments on long-term debt	(20)	—
Settlement of forward starting interest rate swap agreement	(8,663)	—
Debt issuance costs	(804)	—
Purchase of treasury stock	(11,171)	(57,042)
Excess tax benefits from stock-based compensation	331	4,374
Dividends paid	(32,884)	(33,335)
Proceeds from exercise of stock options	1,321	6,744

NET CASH USED IN FINANCING ACTIVITIES	(75,257)	(71,359)

Net change in cash and cash equivalents	10,323	9,680
Effect of foreign exchange rate changes on cash and cash equivalents	1,355	1,285
Cash and cash equivalents at beginning of period	67,870	52,680

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$79,548	$63,645

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Nine Months Ended September 30, 2010*			For the Nine Months Ended September 30, 2009*			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR
Comfort Inn	$77.16	55.4%	$42.72	$77.48	54.7%	$42.36	(0.4%)	70 bps	0.8%
Comfort Suites	82.92	55.1%	45.72	85.72	54.2%	46.50	(3.3%)	90 bps	(1.7%)
Sleep	68.94	51.8%	35.69	70.16	52.5%	36.80	(1.7%)	(70) bps	(3.0%)

Midscale without Food & Beverage	77.47	54.8%	42.42	78.41	54.2%	42.53	(1.2%)	60 bps	(0.3%)

Quality	67.30	48.0%	32.31	68.73	46.9%	32.20	(2.1%)	110 bps	0.3%
Clarion	75.54	43.3%	32.73	77.95	43.0%	33.55	(3.1%)	30 bps	(2.4%)

Midscale with Food & Beverage	68.98	47.0%	32.40	70.54	46.1%	32.48	(2.2%)	90 bps	(0.2%)

Econo Lodge	54.26	45.7%	24.81	54.96	43.9%	24.15	(1.3%)	180 bps	2.7%
Rodeway	51.42	46.0%	23.64	53.24	43.9%	23.35	(3.4%)	210 bps	1.2%

Economy	53.39	45.8%	24.45	54.46	43.9%	23.92	(2.0%)	190 bps	2.2%

MainStay	66.03	63.8%	42.09	71.68	58.1%	41.65	(7.9%)	570 bps	1.1%
Suburban	39.24	64.2%	25.20	42.37	56.0%	23.72	(7.4%)	820 bps	6.2%

Extended Stay	46.76	64.1%	29.97	50.76	56.6%	28.71	(7.9%)	750 bps	4.4%

Total	$70.36	51.2%	$36.02	$71.59	50.1%	$35.85	(1.7%)	110 bps	0.5%

*	Operating statistics represent hotel operations from December through August

	For the Three Months Ended September 30, 2010*			For the Three Months Ended September 30, 2009*			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR
Comfort Inn	$82.46	66.7%	$54.99	$81.35	62.7%	$51.04	1.4%	400 bps	7.7%
Comfort Suites	85.78	64.2%	55.03	86.67	60.0%	52.02	(1.0%)	420 bps	5.8%
Sleep	72.03	60.4%	43.52	72.14	57.9%	41.74	(0.2%)	250 bps	4.3%

Midscale without Food & Beverage	81.84	65.1%	53.28	81.32	61.4%	49.89	0.6%	370 bps	6.8%

Quality	71.76	58.3%	41.84	72.71	53.7%	39.02	(1.3%)	460 bps	7.2%
Clarion	80.18	51.5%	41.27	81.07	47.8%	38.75	(1.1%)	370 bps	6.5%

Midscale with Food & Beverage	73.44	56.8%	41.72	74.33	52.4%	38.97	(1.2%)	440 bps	7.1%

Econo Lodge	58.62	55.4%	32.47	58.54	51.2%	29.94	0.1%	420 bps	8.5%
Rodeway	57.40	56.0%	32.15	57.37	51.1%	29.30	0.1%	490 bps	9.7%

Economy	58.24	55.6%	32.37	58.19	51.1%	29.75	0.1%	450 bps	8.8%

MainStay	68.96	72.5%	49.98	73.01	63.6%	46.44	(5.5%)	890 bps	7.6%
Suburban	40.61	67.8%	27.52	41.68	60.1%	25.06	(2.6%)	770 bps	9.8%

Extended Stay	49.01	69.1%	33.87	50.88	61.1%	31.10	(3.7%)	800 bps	8.9%

Total	$74.79	61.1%	$45.71	$74.77	56.9%	$42.56	0.0%	420 bps	7.4%

*	Operating statistics represent hotel operations from June through August

	For the Quarter Ended		For the Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
System-wide effective royalty rate	4.30%	4.23%	4.32%	4.25%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	September 30, 2010		September 30, 2009		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,450	113,952	1,457	114,377	(7)	(425)	(0.5%)	(0.4%)
Comfort Suites	624	48,411	601	46,853	23	1,558	3.8%	3.3%
Sleep	394	28,714	389	28,459	5	255	1.3%	0.9%

Midscale without Food & Beverage	2,468	191,077	2,447	189,689	21	1,388	0.9%	0.7%

Quality	990	88,831	963	88,129	27	702	2.8%	0.8%
Clarion	176	25,208	167	24,063	9	1,145	5.4%	4.8%

Midscale with Food & Beverage	1,166	114,039	1,130	112,192	36	1,847	3.2%	1.6%

Econo Lodge	774	48,022	795	49,504	(21)	(1,482)	(2.6%)	(3.0%)
Rodeway	387	21,522	374	21,834	13	(312)	3.5%	(1.4%)

Economy	1,161	69,544	1,169	71,338	(8)	(1,794)	(0.7%)	(2.5%)

MainStay	37	2,868	37	2,866	—	2	0.0%	0.1%
Suburban	63	7,608	63	7,531	—	77	0.0%	1.0%

Extended Stay	100	10,476	100	10,397	—	79	0.0%	0.8%

Ascend Collection	34	2,821	26	1,941	8	880	30.8%	45.3%
Cambria Suites	22	2,558	18	2,073	4	485	22.2%	23.4%

Domestic Franchises	4,951	390,515	4,890	387,630	61	2,885	1.2%	0.7%

International Franchises	1,140	101,637	1,116	99,582	24	2,055	2.2%	2.1%

Total Franchises	6,091	492,152	6,006	487,212	85	4,940	1.4%	1.0%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Nine Months Ended September 30, 2010			For the Nine Months Ended September 30, 2009			% Change
	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	4	22	26	4	22	26	0%	0%	0%
Comfort Suites	13	1	14	9	1	10	44%	0%	40%
Sleep	3	—	3	11	2	13	(73%)	(100%)	(77%)

Midscale without Food & Beverage	20	23	43	24	25	49	(17%)	(8%)	(12%)

Quality	1	54	55	3	87	90	(67%)	(38%)	(39%)
Clarion	—	17	17	1	23	24	(100%)	(26%)	(29%)

Midscale with Food & Beverage	1	71	72	4	110	114	(75%)	(35%)	(37%)

Econo Lodge	—	38	38	—	45	45	NM	(16%)	(16%)
Rodeway	1	26	27	1	36	37	0%	(28%)	(27%)

Economy	1	64	65	1	81	82	0%	(21%)	(21%)

MainStay	4	—	4	1	1	2	300%	(100%)	100%
Suburban	1	—	1	2	—	2	(50%)	NM	(50%)

Extended Stay	5	—	5	3	1	4	67%	(100%)	25%

Ascend Collection	1	5	6	1	5	6	0%	0%	0%
Cambria Suites	5	—	5	2	—	2	150%	NM	150%

Total Domestic System	33	163	196	35	222	257	(6%)	(27%)	(24%)

	For the Three Months Ended September 30, 2010			For the Three Months Ended September 30, 2009			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	1	9	10	3	7	10	(67%)	29%	0%
Comfort Suites	5	—	5	3	—	3	67%	NM	67%
Sleep	1	—	1	4	—	4	(75%)	NM	(75%)

Midscale without Food & Beverage	7	9	16	10	7	17	(30%)	29%	(6%)

Quality	—	23	23	1	23	24	(100%)	0%	(4%)
Clarion	—	11	11	1	9	10	(100%)	22%	10%

Midscale with Food & Beverage	—	34	34	2	32	34	(100%)	6%	0%

Econo Lodge	—	16	16	—	16	16	NM	0%	0%
Rodeway	—	7	7	—	8	8	NM	(13%)	(13%)

Economy	—	23	23	—	24	24	NM	(4%)	(4%)

MainStay	1	—	1	—	—	—	NM	NM	NM
Suburban	—	—	—	—	—	—	NM	NM	NM

Extended Stay	1	—	1	—	—	—	NM	NM	NM

Ascend Collection	1	2	3	1	3	4	0%	(33%)	(25%)
Cambria Suites	2	—	2	—	—	—	NM	NM	NM

Total Domestic System	11	68	79	13	66	79	(15%)	3%	0%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED

FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	September 30, 2010 Units			September 30, 2009 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	35	64	99	37	97	134	(2)	(5%)	(33)	(34%)	(35)	(26%)
Comfort Suites	1	126	127	—	194	194	1	NM	(68)	(35%)	(67)	(35%)
Sleep Inn	1	81	82	1	129	130	—	0%	(48)	(37%)	(48)	(37%)

Midscale without Food & Beverage	37	271	308	38	420	458	(1)	(3%)	(149)	(35%)	(150)	(33%)

Quality	38	9	47	49	16	65	(11)	(22%)	(7)	(44%)	(18)	(28%)
Clarion	20	4	24	23	6	29	(3)	(13%)	(2)	(33%)	(5)	(17%)

Midscale with Food & Beverage	58	13	71	72	22	94	(14)	(19%)	(9)	(41%)	(23)	(24%)

Econo Lodge	37	2	39	40	4	44	(3)	(8%)	(2)	(50%)	(5)	(11%)
Rodeway	16	2	18	35	2	37	(19)	(54%)	—	0%	(19)	(51%)

Economy	53	4	57	75	6	81	(22)	(29%)	(2)	(33%)	(24)	(30%)

MainStay	—	40	40	—	34	34	—	NM	6	18%	6	18%
Suburban	—	26	26	—	31	31	—	NM	(5)	(16%)	(5)	(16%)

Extended Stay	—	66	66	—	65	65	—	NM	1	2%	1	2%

Ascend Collection	3	5	8	1	2	3	2	200%	3	150%	5	167%
Cambria Suites	—	35	35	—	43	43	—	NM	(8)	(19%)	(8)	(19%)

	151	394	545	186	558	744	(35)	(19%)	(164)	(29%)	(199)	(27%)

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Franchising Revenues:

Total Revenues	$183,801	$165,976	$441,070	$423,477
Adjustments:
Marketing and reservation revenues	(102,867)	(90,465)	(242,096)	(227,803)
Hotel operations	(1,068)	(934)	(3,044)	(3,231)

Franchising Revenues	$79,866	$74,577	$195,930	$192,443

Franchising Margins:

Operating Margin:
Total Revenues	$183,801	$165,976	$441,070	$423,477
Operating Income	$54,877	$48,125	$122,321	$113,990

Operating Margin	29.9%	29.0%	27.7%	26.9%

Adjusted Franchising Margin:

Franchising Revenues	$79,866	$74,577	$195,930	$192,443

Operating Income	$54,877	$48,125	$122,321	$113,990
Employee termination benefits	263	1,496	497	2,270
Loss on sublease of office space	—	—	—	1,503
Hotel operations	(245)	(170)	(657)	(853)

	$54,895	$49,451	$122,161	$116,910

Adjusted Franchising Margins	68.7%	66.3%	62.3%	60.8%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Selling, general and administrative costs	$23,156	$24,517	$67,796	$73,054
Employee termination benefits	(263)	(1,496)	(497)	(2,270)
Loss on sublease of office space	—	—	—	(1,503)

Adjusted Selling, General and Administrative Costs	$22,893	$23,021	$67,299	$69,281

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Income	$40,494	$32,808	$83,298	$74,619
Adjustments:
Employee termination benefits	165	936	311	1,421
Loss on sublease of office space	—	—	—	941

Adjusted Net Income	$40,659	$33,744	$83,609	$76,981

Weighted average shares outstanding-diluted	59,658	59,818	59,646	60,412
Diluted Earnings Per Share	$0.68	$0.55	$1.40	$1.24
Adjustments:
Employee termination benefits	—	0.01	—	0.02
Loss on sublease of office space	—	—	—	0.01

Adjusted Diluted Earnings Per Share (EPS)	$0.68	$0.56	$1.40	$1.27

Adjusted EBITDA Reconciliation

(in millions)	Q3 2010 Actuals	Q3 2009 Actuals	Nine Months Ended September 30, 2010 Actuals	Nine Months Ended September 30, 2009 Actuals	Full-Year 2010 Outlook
Operating Income (per GAAP)	$54.9	$48.1	$122.3	$114.0	$158.5 - $160.5
Employee termination benefits	0.3	1.5	0.5	2.3	1.5
Loss on sublease of office space	—	—	—	1.5	—
Depreciation and amortization	2.1	2.1	6.5	6.3	8.5

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$57.3	$51.7	$129.3	$124.1	$168.5 - $170.5